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                                                                   Exhibit 10.15

                           SAIFUN SEMICONDUCTORS LTD.
                                 (THE "COMPANY")

                             2001 SHARE OPTION PLAN

1.    NAME

      This plan, as amended from time to time, shall be known as the SAIFUN SEMICONDUCTORS LTD. 2001 Share Option Plan (the "PLAN").

2.    PURPOSE

      The purpose and intent of the Plan is to serve as an incentive to retain, in the employ of the Company, persons of training, experience and ability, to attract new employees, directors, consultants and contractors whose services are considered unusually valuable, to encourage the sense of proprietorship of such persons, and to stimulate the active interest of such persons in the development and financial success of the Company, by providing them with opportunities to purchase shares of the Company, pursuant to the Plan approved by the board of directors of the Company (the "BOARD").

      Options granted under this Plan may contain such terms as will qualify the Options as options granted pursuant to the provisions of Section 102 ("102 OPTIONS") or Section 3(i) ("3(I) OPTIONS") of the Israeli Income Tax Ordinance (New Version), 1961 (the "ORDINANCE") and any regulations, rules, orders or procedures promulgated thereunder, including the Income Tax Rules (Tax Benefits in Stock Issuance to Employees) 5349-1989 (the "RULES"). (102 Options and 3(I) Options collectively hereinafter, the "OPTIONS").

3.    ADMINISTRATION

      3.1 The Plan shall be administered by the Board or by a Share Option Committee (the "COMMITTEE") appointed by the Board, which Committee shall consist of such number of directors of the Company (not less than two in number) and will be constituted to comply with applicable laws. If a Committee is not appointed, the term Committee, whenever used herein, shall mean the Board.

      3.2 The Committee shall select one of its members as its Chairman and shall hold its meetings at such times and places as it shall determine. Actions taken by a majority of the members of the Committee, at a meeting at which a majority of its members is present, or acts reduced to, or approved in, writing by all members of the Committee, shall be the valid acts of the Committee. The Committee shall keep records of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

      3.3 A member of the Board or the Committee shall be eligible to receive Options under the Plan while serving on the Committee, only in accordance with the provisions of the Israeli Companies Law.

      3.4 The Committee shall fulfill only ADVISORY tasks with respect to designating participants ("GRANTEES"). Without derogating from the foregoing, the

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            Committee shall be authorized to issue shares underlying Options, which have been granted by the Board and duly exercised pursuant to the provisions hereof, all in accordance with section 112(a)(5) of the Israeli Companies Law.

      3.5 The Committee shall have full power and authority: (i) to ensure compliance with the Ordinance and the Rules; (ii) to determine the terms and provisions of respective option agreements (which need not be identical) including, BUT not limited to, provisions concerning the time or times when and the extent to which the Options may vest and/or be exercised; (iii) to interpret the provisions and supervise the administration of the Plan; (iv) to insert acceleration clauses in certain option agreements and to accelerate the right of a Grantee to exercise any previously granted Option; and (v) to determine any other matter which is necessary or desirable for, or incidental to, the administration of the Plan.

      3.6 The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may deem best. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted thereunder.

      3.7 The interpretation and construction by the Committee of any provision of the Plan or of any Option thereunder shall be final and conclusive.

      3.8 Subject to the Company's decision, each member of the Committee shall be indemnified and held harmless by the Company against any cost or expense (including counsel fees) reasonably incurred by him, or any liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the Plan, unless arising out of such member's own fraud or bad faith, to the extent permitted by applicable law. Such indemnification shall be in addition to any rights of indemnification the member may have as a director or otherwise under the Company's Articles of Association, any agreement, any vote of shareholders or disinterested directors, insurance policy or otherwise.

4.    ELIGIBLE GRANTEES

      4.1 Subject to this limitation and any restriction imposed by applicable law, Options may be granted to any employee, officer, director, consultant or contractor of the Company or any subsidiary of the Company; provided, however, that "102 Options" shall be granted only to employees of the Company, who are not being a control shareholder, as defined in the Ordinance.

            Anything in this Plan to the contrary notwithstanding, all grants of Options to directors and office holders ("Nosei Misra", as such term is defined in the Israeli Companies Law) shall be authorized and implemented in accordance with the provisions of such law or regulations, as in effect from time to time.

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      4.2   The grant of an Option to a Grantee hereunder, shall neither entitle such Grantee to participate, nor disqualify him from participating, in any other grant of options pursuant to this Plan or any other share incentive or share option plan of the Company or any of its related companies.

5.    RESERVED SHARES

      The Company shall reserve shares out of its share capital, in an amount to be determined from time to time by the Board, for purposes of this Plan and for the purpose of the "SHARE OPTION PLAN (1997)". Such shares shall be (*authorized but unissued) ordinary shares nominal value NIS 0.01 per share of the Company (the "SHARES"), subject to adjustment as provided in
      Section 11 hereof. Any Shares under the Plan, in respect of which the right hereunder of a Grantee to purchase the same shall for any reason terminate, expire or otherwise cease to exist, shall again be available for grant through Options under the Plan.

6.    OPTION AWARDS

      6.1 The Board in its discretion may grant to Grantees options to purchase Shares in the Company available under the Plan. Options may be granted at any time after this Plan has been approved by the Board, subject to obtaining all the necessary approvals from the Income Tax Authorities by the Company. The date of grant of each Option shall be the date specified by the Committee at the time such grant is made.

      6.2 Each Option granted pursuant to the Plan shall be evidenced by written agreement between the Company and the Grantee (the "OPTION AGREEMENT"). The Option Agreement shall state, inter alia, the number of Shares covered thereby, the dates when it may be exercised, the exercise price, and such other terms and conditions as the Committee in its discretion may prescribe, provided that they are consistent with this Plan.

7.    OPTION EXERCISE PRICE

      7.1 The exercise price of an Option shall be determined by the Committee on the date of grant of such Option, on an individual basis, subject to any guidelines as may be determined by the Board from time to time; provided, however, that such exercise price shall be not less than the nominal value of the Shares underlying the Option

            Each Option Agreement shall contain the exercise price determined for each Grantee.

      7.2 The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Committee and may consist entirely of (1) cash,
            (2) check, (3) promissory note, or (4) any other method satisfactory to the Committee. In making its determination as to the type of consideration to accept, the Committee shall consider if acceptance of such consideration may be reasonably expected to benefit the Company.

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      7.3   To the extent required by Section 102 of the Ordinance, the Grantee shall waive a portion of his salary payment in consideration for the Options granted to him.

      7.4 The proceeds received by the Company from the issuance of Shares subject to the Options will be added to the general funds of the Company and used for its corporate purposes.

8.    TRUSTEE AND APPLICATION OF SECTION 102 OF THE ORDINANCE

      8.1. In the case of "102 Options", the Options and/or the Shares resulting from the exercise of the "102 Option" ("102 SHARES"), as the case may be, shall be issued to and held by "Eitan, Pearl, Latzer & Cohen-Zedek Trustees for employee benefit programs" (the "TRUSTEE"). The Trustee will be approved for such purpose by the Israel Income Tax Authority.

      8.2. The Trustee and each such Grantee shall comply with the Ordinance, the Rules and with the Trust Agreement entered into between the Company and the Trustee.

      8.3. The Trustee shall hold the "102 Options" and/or the "102 Shares" in trust for the benefit of the Grantees at least for the period required by the Ordinance and the Rules. After the required holding period and subject to any further period included in this Plan, or the Option Agreement with the Grantee, the Trustee may release the "102 Options" or "102 Shares" to the grantee only after (i) the receipt by the Trustee of an acknowledgment from the Income Tax Authority that the Grantee has paid any applicable tax due pursuant to the Ordinance and the Rules, or (ii) the Trustee withholds any applicable tax due pursuant to the Ordinance and Rules.

      8.4. No Grantee receiving "102 Options" and/or "102 Shares" shall claim an exemption from Israeli Tax pursuant to Sections 104A or 104B or 97(a) of the Ordinance or pursuant to the Law for the Encouragement of Industry (Taxes) 5729-1969 in connection with a transfer by such employee of an Option or acquired Share prior to the end of the "HOLDING PERIOD" as defined in Rule 1(1) of the Rules.

      8.5. In the event a share dividend is declared on the "102 Shares", such dividend shall also be subject to the provisions of the Plan and the Holding Period for such dividend shares shall be measured from the commencement of the Holding Period for the "102 Options" from which the dividend was declared.

      8.6. Each Grantee shall be obligated to immediately notify the Company and the Trustee of his or her request, if any, to the Income Tax Authority pursuant to Rule 6(b) of the Rules in the event the "102 Shares" are registered on an Israeli stock exchange. Nothing herein shall obligate the Company to register its shares or any portion of its shares on a stock exchange.

      8.7 For as long as the Trustee holds "102 Shares" in trust for the benefit of the Grantees, the Trustee shall not use the voting rights vested in such "102 Shares" and shall not exercise such rights in any way whatsoever, unless it is instructed to do so in writing by any of the Grantees, in which event, the Trustee shall use the voting rights vested in the Grantee's Shares as shall be

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            required.

      8.8 The exemption under Section 102 of the Ordinance shall be forfeited and the Grantee shall be required to pay any applicable tax promptly at such time as (i) the Grantee's employment is terminated during the Holding Period with the Trustee (other than because of death or some other reason acceptable to the Income Tax Authority); (ii) the Company or the Grantee fails to comply with one or more of the conditions for the exemption as required by the Ordinance, Rules or Income Tax Authority; or (iii) the Income Tax Authority withdraws or cancels the exemption for the Plan or the particular Grantee. Notwithstanding the loss of an exemption, the Trustee shall continue to hold the "102 Options" or "102 Shares" (to the extent the Option remains exercisable following termination of employment) for the remainder of the applicable Holding Period under Section 102 of the Ordinance.

      8.9 Grantee's signature on the Option Agreement constitutes the Grantee's undertaking to exempt the Trustee from any liability in respect of any action or decision duly taken and bona fide executed in relation with the Plan, or any Option or Share granted to the Grantee thereunder.

9.    TERM AND EXERCISE OF OPTIONS

      9.1 Unless the Committee provides otherwise, an Option shall be exercisable within ten (10) years from the date such Option is granted, pursuant to the terms under which the Option was awarded and subject to the terms and conditions of this Plan.

      9.2 Unless the Committee provides otherwise, vesting of Options granted hereunder shall be tolled during any unpaid leave of absence, only after such leave of absence exceeds a period of ninety (90) days.

      9.3 Options shall be exercised by the Grantee by giving written notice to the Company at its principal office (and to the Trustee, where applicable), in such form and method as may be determined by the Committee from time to time ("EXERCISE NOTICE"), which exercise shall be effective upon receipt of such notice by the Company at its principal office. The Exercise Notice shall specify the number of Shares with respect to which the Option is being exercised and shall be accompanied by payment in full of the exercise price of such Shares, as well as all the documents the Grantee will be obliged to execute.

            In the case of 3(I) Options, the Exercise Notice shall also be accompanied by payment of the aggregate withholding taxes due with respect to the exercised Shares.

      9.4 Notwithstanding anything herein to the contrary, but without derogating from the provisions of Section 10 hereof, if any Option, or any part thereof, has not been exercised and the Shares covered thereby not paid for within ten (10) years after the Granting Date (or any other period set forth in the Option Agreement), such Option, or such part thereof, and the right to acquire such Shares shall terminate, all interests and rights of the Grantee in and to the same shall expire, and, in the event that in connection therewith any Shares

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            are held in trust as aforesaid, such trust shall expire and the
            Trustee shall thereafter hold such Shares in an unallocated pool until instructed by the Company that some or all of such Shares are again to be held in trust for one or more Grantees.

      9.5 Each payment for Shares under an Option shall be in respect of a whole number of shares.

      9.6 Prior to exercise, a Grantee, as such, shall have none of the rights of a shareholder of the Company. Upon exercise of an Option, a Grantee shall have no shareholder rights until the Shares are issued, as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other shareholders' right, for which the record date precedes the date of issuance of the Shares, except as provided in
            Section 11 hereof.

10.   TERMINATION OF EMPLOYMENT

      10.1 In the event of termination of Grantee's employment with the Company or if applicable, the termination of services given by the Grantee to the Company, all Options granted to the Grantee, which are vested and exercisable at the time of such termination, may, unless earlier terminated in accordance with the Option Agreement, be exercised within three (3) months after the date of such termination (or such different period as the Committee shall prescribe), but in no event later than the expiration of the term of such Option as set forth in the Option Agreement. If, on the date of termination, the Grantee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

      10.2 In the event of termination of Grantee's employment with the Company, or if applicable, the termination of services given by the Grantee to the Company by reason of death or Disability (as hereinafter defined), the outstanding Options, which were vested on the date of termination, may be exercised by the Grantee, the Grantee's legal guardian, the Grantee's estate or a person who acquires the right to exercise the Option by bequest or inheritance, as the case may be, within six (6) months after termination (or such different period as the Committee shall prescribe), but in no event later than the expiration of the term of such Option as set forth in the Option Agreement. If, on the date of termination, there are Options which are not entirely vested, the Shares covered by the unvested portion of the Options shall revert to the Plan. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan. For purposes hereof, "Disability" shall mean complete and permanent inability, due to illness or injury, to perform the duties of the occupation at which the Grantee was engaged when such disability commenced, as determined by the Committee based on medical evidence acceptable to it.

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      10.3  Notwithstanding the above, in the event the Grantee discharged from the employ of the Company, or if applicable, ceases to give his services to the Company for reasons of negligence in the discharge of the Grantee's duties, breach of fiduciary duty, willful cause of damage or loss to the Company in any fashion or similar cause, or any other breach of the Grantee's employment agreement with the Company, the entire unexercised Option (whether vested or not) shall ipso facto terminate and the Shares covered by such Option shall revert to the Plan.

      10.4 For the purpose of this section 10, termination of employment, or if applicable, cessation of rendering services shall be deemed upon the date of delivery to the Grantee or by the Grantee a written notice of thereof. With regard to consultants and contractors, cessation of rendering services shall also be deemed upon the date stated in the consulting or contractor agreement.

      10.5 For the purpose of this section 10, a transfer of the Grantee from the employ of or engagement by the Company to a subsidiary of the Company (and vise versa) or from the employ of or engagement by a subsidiary of the Company to another subsidiary thereof, shall not be deemed a termination of employment or cessation of rendering services, as the case may be. Furthermore, the Committee may decide that such transfer from the Company to a related entity (and vise versa) shall also not be deemed a termination of employment or cessation of rendering services, as the case may be.

      10.6 Notwithstanding the foregoing provisions of this section 10, the Committee may provide, either at the time an Option is granted or thereafter, that an Option may be exercised after the periods provided in this section 10, but in no event beyond the term of the Option.

11.   ADJUSTMENTS

      Upon the happening of any of the following described events, a Grantee's rights to purchase Shares under the Plan shall be adjusted as hereinafter provided.

      11.1. Changes in Capitalization. In the event of a shares split, reverse share split, share dividend, recapitalization, combination or reclassification of the Shares, rights issues or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company (but not the conversion of any convertible securities of the Company), the Board shall make an appropriate adjustment in the number of Shares related to each outstanding Option, the number of Shares reserved for issuance under the Plan, as well as the exercise price per Share of each outstanding Option. Except as expressly provided herein, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Option.

      11.2. Merger or Asset Sale In the event of consolidation, reorganization, merger of the Company with or into another corporation whereby the Company is not the surviving entity, or the sale of all or substantially all of the assets or shares of the Company (the "TRANSACTION"), while unexercised Options remain outstanding under the Plan, the Options shall be assumed or substituted with

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            the appropriate number of Options to purchase Shares of the surviving entity (or a parent or subsidiary of the surviving entity) with the same rights to be granted to ordinary shareholders of the Company. In the case of such assumption or substitution of shares, appropriate adjustments shall be made in the exercise price to reflect such action, and all other terms and conditions of the Option Agreements shall remain in force, all as will be determined by the Board, whose determination shall be final.

            For purposes of this paragraph, the Option shall be considered assumed or substituted if, following the Transaction, the Option receives the right to purchase or receive, for each Share subject to an Option, the consideration (whether shares, cash, or other securities or property) received in the Transaction by holders of Shares of the Company on the effective date of the Transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration is not solely shares of the common stock (or their equivalent) of the surviving entity or its parent or subsidiary, the Committee may, with the consent of the surviving entity, provide for each Grantee to receive solely shares of the common stock (or their equivalent) of the surviving entity or its parent or subsidiary equal in fair market value to the per Share consideration received by holders of Shares in the Transaction.

      11.3. Dissolution or Liquidation. In the event of dissolution or liquidation of the Company, the Board shall notify each Grantee as soon as practicable prior to the effective date of such transaction and all outstanding Options, whether or not vested, shall be exercisable until fifteen (15) days prior to such transaction. To the extent it has not been previously exercised, an Option will terminate immediately prior to the consummation of such proposed action.

      11.4 The Board shall determine the specific adjustments to be made under this Section 11, and its determination shall be final and conclusive.


12.   CHANGE IN CONTROL

      12.1 "CHANGE IN CONTROL" shall mean a change in ownership or control of the Company effected through any of the following transactions:

                  (i)   IPO;

                  (ii) the acquisition, directly or indirectly by any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company), of beneficial ownership of securities possessing substantially all the voting power of the Company's outstanding securities;

                  (iii) a merger, consolidation, reorganization of the Company or a similar business combination, in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction; or

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                  (iv)  the sale, transfer or other disposition of all or
                        substantially all of the Company's assets ("SALE OF ALL OF THE COMPANY'S ASSETS").

      12.2 Notwithstanding the foregoing provisions of section 11 above and subject to any applicable law, the Committee, in its sole discretion, may determine with respect to certain Option Agreements, to insert an acceleration clause/s in connection with any Change in Control.

      12.3 In the event of a Change in Control, other than IPO, each Grantee shall be obligated to participate in the Change in Control and sell or exchange, as the case may be, any Shares such Grantee purchased under the Plan, in accordance with the instructions issued by the Board in connection with such Change in Control.

13.   NON-TRANSFERABILITY OF OPTIONS

      Except as set forth in section 10.2 hereof, Options may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Grantee, only by the Grantee. The terms of the Plan and the Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Grantee.

14.   RIGHT OF FIRST REFUSAL

      An Option Agreement may, but need not, include provisions whereby, prior to the consummation of an IPO, all Shares held by the Grantee pursuant to this Plan shall be subject to a right of first refusal upon transfers, as set forth in the Company's Article of Association.

15.   SECURITIES ACT OF 1933; ISRAEL SECURITIES LAW, 1967

      As a condition to the exercise of an Option, the Committee may require the Grantee exercising such Option to represent and warrant at the time of such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required. Furthermore, the Company shall have the authority to endorse upon the certificate or certificates representing the Shares such legends referring to the foregoing restrictions, and any other applicable restriction, as it may deem appropriate.

16.   TERM AND AMENDMENT OF THE PLAN

      16.1 The Plan was adopted by the Board of Directors of the Company on March 5, 2001, and shall expire on March 4, 2011 (except as to Options outstanding on that date).

      16.2 The Board of Directors may, at any time and from time to time, terminate or amend the Plan in any respect. In no event may any action of the Company

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            alter or impair the rights of a Grantee, without his consent, under any Option previously granted to him.

17.   CONTINUANCE OF EMPLOYMENT

      Neither the Plan nor the Option Agreement shall impose any obligation on the Company or a related company thereof, to continue any Grantee in its employ or to continue to receive services rendered by the Grantee, and nothing in the Plan or in any Option granted pursuant thereto shall confer upon any Grantee any right to continue in the employ or in rendering services to the Company or a related company thereof or restrict the right of the Company or a related company thereof to terminate such employment or rendering of services at any time.

18.   GOVERNING LAW

      The Plan and all instruments issued thereunder or in connection therewith, shall be governed by, and interpreted in accordance with, the laws of the State of Israel.

19.   TAX CONSEQUENCES

      Any tax consequences arising from the grant or exercise of any Option or from the payment for Shares or from sale or transfer of the Shares or from any other event or act (whether of the Grantee or of the Company or its Subsidiaries or of its Trustee) hereunder, shall be borne solely by the Grantee. The Company and/or the Trustee shall withhold taxes according to the requirements under the Applicable Laws, rules, and regulations, including withholding taxes at source. Furthermore, such Grantee shall agree to indemnify the Company and/or Subsidiary that employs the Grantee and/or the Trustee and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Grantee. Except as otherwise required by law, the Company shall not be obligated to honor the exercise of any Option by or on behalf of a Grantee until all tax consequences (if any) arising from the exercise of such Options are resolved in a manner reasonably acceptable to the Company.

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